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                                                                     Exhibit 3.1

                     RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                     COYNE INTERNATIONAL ENTERPRISES CORP.

                      PURSUANT TO SECTION 807 OF THE NEW YORK

                           BUSINESS CORPORATION LAW


     The undersigned, being the President and Secretary of Coyne International Enterprises Corp., hereby certify as follows:

     1.   The name of the corporation is Coyne International Enterprises Corp.

     2. The date its Certificate of Incorporation was filed by the Department of State is June 23, 1961.

     3. The Certificate of Incorporation as now in full force and effect is hereby amended to effect the following changes:

          (a)  Article 2 is hereby amended to read as follows:

          "2. The purpose for which this corporation is formed is to engage in any lawful act or activity for which corporations may be formed under the Business
          Corporation Law."

          (b) Articles 7 and 8 relating to original directors and incorporators of the corporation are hereby, deleted.

          (c) Article 9 relating to contracts between the corporation and other firms or corporations is renumbered as Article 7.

          (d) Article 10 relating to purchase of capital stock
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is renumbered as Article 8.

          (e) Article 11 relating to By-laws of the corporation is renumbered as Article 9.

          (f)  Article 12 relating to service of process is renumbered as
Article 11 and is amended to read as follows:

          "11. The address to which the Secretary of state shall mail a copy of any process against the corporation which may be served upon him is c/o O'Hara, Hanlon, Knych & Pobedinsky, LLP, One Park Place, Syracuse, New York 13202."

          (g) Article 13 relating to the designation of the Secretary of State as agent for service of process is renumbered as Article 10.

          (h)  Article 14 relating to conversion of shares is hereby deleted.

     4. The text of the Certificate of Incorporation, as amended, is hereby restated as further amended to read as fully set forth herein:

          1.   The name of the corporation shall be Coyne
          International Enterprises Corp.

          2. The purpose for which this corporation is formed is to engage in any lawful act or activity for which corporations may be formed under the Business
          Corporation Law.

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          3.   (a) The aggregate number of shares which the
          corporation is authorized to issue is 234,000 shares of which 30,000 shares shall be Class A preferred shares with a par value of $100.00 per share, 5,000 shall be Class B preferred shares with a par value of $500.00 per share, and 199,000 of which shall be common shares having a par value of $.01 per share. The common shares shall be divided into 100,000 Class A common shares and 99,000 Class B common shares.




               (b) The designations, relative rights, preferences and limitations of each class of shares shall be as follows:

                    (1) Dividend Rights. The holders of Class A
                        ---------------
               and B preferred shares shall be entitled to non-cumulative dividends as and when declared by the Board of Directors out of funds legally available therefore, at a rate of five percent (5%) per annum and no more, payable quarterly, semi-annually or annually, on such dates as may be determined by the Board of Directors. No dividends shall be declared or paid on the Class B preferred shares unless the full five percent (5%) dividend for the current year shall have been declared and paid on all shares of Class A preferred. No dividend shall be declared or paid in any fiscal year on the common shares until the five percent (5%) dividend on both classes of the preferred shares for that year has been declared or paid. After full non-cumulative dividends at a rate of five percent (5%) per annum for

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          the then current year shall have been declared and paid
          to the holders of Class A and B preferred shares, and after making any such provision for working capital and reserves as the Board of Directors in its sole discretion may deem desirable, additional dividends may be declared, paid or set apart during that year to be paid exclusively to the holders of the common shares, share and share alike. Subject to the foregoing provisions, the preferred shares shall not be entitled to participate in any other additional surplus, net profits or earnings Of the corporation.

               (2) Voting Rights. The entire voting rights of the
                   -------------
          corporation shall be vested in the Class A common shares and each issued and outstanding Class A common share shall have one vote.

               (3) Liquidation Rights. In case of liquidation,
                   ------------------
          dissolution, or distribution of the assets of the corporation, the holders of the preferred shares shall be paid the par value of their preferred shares before any amount shall be paid to the common shares. After payment on the par value of the preferred shares, the balance of the assets and funds of the corporation shall be distributed solely among the holders of the common shares. A consolidation or merger of the corporation with or into any other corporation shall not constitute a liquidation, dissolution, or winding up within the meaning of this paragraph.

               (4) Common Shares. Except for voting rights, all
                   -------------
          of which shall be in

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               the Class A shares, the Class A and Class B common
               shares shall have identical rights and
               preferences.

                    (5) Callable Preferred. At any time, the
                        ------------------
               corporation shall have the right to redeem all or any part of its issued and outstanding preferred shares, at a price equal to the par value of the shares redeemed. The Board of Directors shall have full power and discretion to determine and select from the outstanding preferred shares particular shares for redemption and its proceedings and action in this connection shall not be subject to attack. Shares may be redeemed from either or both classes of preferred shares. The corporation may, at its election, issue debentures in exchange for preferred shares payable in 40 equal quarterly installments including principal and interest at 6%.

          4. The principal offices of the corporation shall be located in the City of Syracuse, Onondaga County, New
          York.

          5.   The duration of the corporation shall be perpetual.

          6. The number of directors shall be not less than three nor more than ten.

          7. No contract or other transaction between the corporation and any other corporation shall be affected or invalidated by the fact that any one or more of the directors of this corporation is, or are interested in, or is a director of, or officer, or are directors of such other corporation, and any director or directors, individually or jointly, may be a

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          party, or parties to, or may be interested in any
          contract or transaction of this corporation, or in which this corporation is interested; and no contract, act or transaction of this corporation with any person or persons, firm or corporation shall be affected or invalidated by the fact that any directors or director of this corporation is a party or parties to, or interested in such contract, act or transaction, or in any way connected with such person or persons, firm, association or corporation.

          8. No holder of any share of capital stock of this corporation, shall, because of his ownership of capital stock, have a preemptive or other right to purchase, subscribe for or take any part of any capital stock or any part of the notes, debentures, bonds or other securities convertible into or carrying options or warrants to purchase capital stock of this corporation, authorized by this certificate of incorporation and issued, optioned or sold by it after its incorporation, whether the capital stock issued or sold, be capital stock authorized by this certificate of incorporation or be authorized by an amended certificate, duly filed and in effect at the time of the issuance or sale of such capital stock. Any part of the capital stock and any part of the notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase capital stock of this corporation authorized by this certificate of incorporation or by an amended certificate duly filed, may at any time be issued, optioned for sale and sold or disposed of by this corporation, pursuant to resolution of its Board of Directors to such persons and upon such terms and conditions as may, to the Board seem proper and advisable without first offering the said capital stock or any part

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          thereof to existing stockholders.

          9. Subject to provisions of the By-laws made by incorporators or stockholders, the Board of Directors may make By-laws and may from time to time alter, amend, or repeal any By-laws, and any By-laws made by the directors may be altered, amended or repealed by the stockholders at any annual meeting, or at any special meeting provided notice of such proposed alteration, amendment or repeal shall be included in the notice of such annual or special meeting.

          10. The Secretary of State of the State of New York is hereby designated as agent of this corporation upon whom all process in any action or proceeding against the corporation may be served within the State of New York.

          11. The address to which the Secretary of State shall mail a copy of any process against the corporation which may be served upon him is c/o O'Hara, Hanlon, Knych & Pobedinsky, LLP, One Park Place, Syracuse, New York 13202.

     5. This Restated Certificate of Incorporation was authorized by unanimous written consent of all shareholders of record.

     In witness of the foregoing, we have executed this certificate and affirmed the truth of the statements contained herein under the penalty of perjury on July 22, 1998.

                                           COYNE INTERNATIONAL ENTERPRISES CORP.

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                                            By: /s/ Thomas M. Coyne
                                                -------------------------------
                                                Thomas M. Coyne, President

                                            By: /s/ Alexander Pobedinsky
                                                -------------------------------
                                                Alexander Pobedinsky, Secretary

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